Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 2nd QUARTER 2007

RESULTS; PROVIDES 3rd QUARTER AND UPDATED FULL YEAR 2007

OUTLOOK

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, AUGUST 2, 2007

SBA Communications Corporation (“SBA” or the “Company”) today reported results for the quarter ended June 30, 2007. Highlights of the results include:

•	Second quarter over year earlier period:

•	Site leasing revenue growth of 27.7%

•	Tower cash flow growth of 26.6%

•	Operating income growth of $5.0 million

•	Net loss decreased from $75.6 million to $15.1 million

•	Adjusted EBITDA growth of 30.5%

•	Equity Free Cash Flow per share growth of 64.7%

Operating Results

Total revenues in the second quarter of 2007 were $100.3 million, compared to $87.4 million in the year earlier period, an increase of 14.8%. Site leasing revenue of $79.6 million was up 27.7% over the year earlier period and site leasing segment operating profit (as defined below) of $58.4 million was up 29.2%, over the year earlier period. Site leasing contributed 95.6% of the Company’s total segment operating profit in the second quarter of 2007.

Tower Cash Flow (as defined below) for the quarter ended June 30, 2007, was $58.0 million, a 26.6% increase over the year earlier period. Tower Cash Flow margin for the three months ended June 30, 2007 was 75.0%, compared to 75.1% in the year earlier period.

Site development revenues were $20.7 million in the second quarter of 2007 compared to $25.1 million in the year earlier period, a 17.3% decrease. Site development segment operating profit was $2.7 million in the second quarter of 2007, compared to $2.1 million in the year earlier period. Site development segment operating profit margin was 13.0% in the second quarter of 2007, compared to 8.2% in the year earlier period.

Selling, general and administrative expenses were $11.6 million in the second quarter of 2007, compared to $11.5 million in the year earlier period. Included in selling, general and administrative expenses were non-cash compensation charges of $2.1 million and $1.5 million and AAT one-time integration expenses of $0 and $1.3 million for the second quarter of 2007 and the second quarter of 2006, respectively. Net loss for the second quarter of 2007 was $15.1 million or $(0.15) per share, compared to a net loss of $75.6 million or $(0.77) per share in the year earlier period.

Adjusted EBITDA (as defined below) in the second quarter was $51.5 million, compared to $39.4 million in the year earlier period, a 30.5% increase. Adjusted EBITDA margin was 52.5% in the second quarter of 2007 compared to 45.8% in the year earlier period.

Net interest expense, excluding amortization of deferred financing fees and the impact of interest rate hedging, was $20.0 million in the second quarter of 2007, compared to $21.2 million in the year earlier period.

Equity free cash flow (as defined below) for the quarter ended June 30, 2007 was $29.0 million compared to $16.4 million in the year earlier period. Equity free cash flow was $0.28 per share in the quarter ended June 30, 2007 compared to $0.17 per share in the year earlier period, an increase of 64.7%.

“In the second quarter, we produced another quarter of solid results that exceeded our expectations for leasing revenue, adjusted EBITDA and equity free cash flow,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “Overall levels of customer activity were greater in the second quarter than the first quarter, reinforcing our view that wireless carrier network development activity will continue to grow sequentially as we move through 2007 and into 2008. Demand for our tower space and services is coming from a broader group of customers as several wireless providers are rolling out initial service in a number of markets. We continue to make good progress in building a company capable of generating substantial sustained cash flows. We are investing capital in acquisitions, new tower builds and ground lease purchases on terms that we believe will create additional value for our shareholders both near and long term. The combination of solid organic and investment growth allowed us to once again post strong growth in equity free cash flow per share. We are well positioned to continue to materially grow equity free cash flow per share for the foreseeable future.”

Investing Activities

During the second quarter of 2007, SBA purchased 68 towers and built 15 towers, and as of June 30, 2007 SBA owned 5,783 towers. The 68 towers were purchased for an aggregate amount of $43.9 million, of which $32.0 million was paid in cash and the remainder through the issuance of shares of SBA common stock. Total cash capital expenditures for the second quarter of 2007 were $51.4 million, consisting of $1.8 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $49.6 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and ground lease purchases). The Company spent $11.7 million purchasing land and easements, and extending lease terms, with respect to land underlying its towers.

Since June 30, 2007, SBA has purchased 99 additional towers. The 99 towers were purchased for an aggregate amount of $38.2 million, of which $28.4 million was paid in cash and the remainder through the issuance of shares of SBA common stock. The Company has agreed to purchase an additional 133 towers for an aggregate amount of $66.7 million. The Company anticipates that these acquisitions will be consummated by the end of 2007.

Financing Activities and Liquidity

SBA ended the second quarter with $1.555 billion of commercial mortgage-backed pass-through certificates outstanding, $350.0 million of 0.375% Convertible Senior Notes, and net debt of $1.68 billion. Liquidity at June 30, 2007 was approximately $228.6 million, consisting of cash, restricted cash and short term investments. The Company’s net debt to Annualized Adjusted EBITDA leverage ratio was 8.1x at June 30, 2007.

Outlook

The Company is providing its Third Quarter and Full Year 2007 Outlook for anticipated results. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ended September 30, 2007			Full Year 2007
	($’s in millions)
Site leasing revenue	$80.0	to	$82.0	$315.0	to	$325.0
Site development revenue	$19.0	to	$22.0	$80.0	to	$86.0
Total revenues	$99.0	to	$104.0	$395.0	to	$411.0
Tower cash flow	$58.0	to	$60.0	$230.0	to	$240.0
Adjusted EBITDA	$51.5	to	$53.5	$205.0	to	$211.0
Net interest expense(1)	$20.0	to	$21.0	$82.0	to	$84.0
Cash taxes paid	$0.3	to	$0.5	$2.0	to	$2.5
Non-discretionary cash capital expenditures(2)	$1.5	to	$2.5	$6.5	to	$8.5
Equity free cash flow(3)	$27.5	to	$31.7	$110.0	to	$120.5
Discretionary cash capital expenditures(4)	$65.0	to	$75.0	$215.0	to	$225.0

(1)	Excludes amortization of deferred financing fees and impact of interest rate hedging.
(2)	Consists of tower maintenance and general corporate capital expenditures.
(3)	Defined as adjusted EBITDA less net interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(4)

Consists of new tower builds, tower augmentations, tower acquisitions and related earnouts and ground lease purchases. We plan on building 60 to 80 new towers in 2007 for our ownership. Third quarter and full year expenditure guidance includes cash expenditures related to pending acquisitions described above.

Conference Call Information

SBA Communications Corporation will host a conference call Friday, August 3, 2007. The call may be accessed as follows:

When:	Friday, August 3, 2007 at 10:00A.M. Eastern Daylight Time
Dial-in number:	(877) 209-0397
Conference call name:	“SBA Second Quarter Results”
Replay:	Friday, August 3, 2007 at 5:00P.M. through Friday, August 17, 2007 at 11:59P.M. Eastern Daylight Time
Number:	(800) 475-6701
Access Code:	880020
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding (i) the Company’s expectations regarding customer demand, organic growth, investment growth and growth in equity free cash flow per share; (ii) the Company’s financial and operational guidance for the third quarter of 2007 and full year 2007; (iii) the Company’s intent to continue to be active adding towers and land underneath its towers and the Company’s belief regarding its ability to do so; (iv) the Company’s expectations regarding tower acquisitions in 2007; (v) the Company’s plan to build 60 to 80 new towers in 2007; and (vi) the Company’s prospects for 2007 and 2008 and its expectations regarding the growth of site leasing revenue, tower cash flow, equity free cash flow and equity free cash flow per share. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 1, 2007 and Form 10-Q filed on May 9, 2007. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company’s ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company’s ability to retain current lessees on towers, including our ability to deal with the impact, if any, of recent consolidation among wireless service providers, (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business, (6) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, (7) the continued dependence on towers and outsourced site development services by the wireless carriers, (8) the Company’s ability to build 60 to 80 new towers in 2007 and (9) the Company’s ability to acquire towers and land underneath towers on terms that are accretive. With respect to its expectations regarding pending tower acquisitions these factors also include satisfactorily completing due diligence, and the ability and willingness of each party to fulfill their respective closing conditions. With respect to the Company’s plan for new builds, these factors also include identifying and obtaining a location attractive to our customers, executing new leases on such towers and obtaining the necessary regulatory and environmental permits on a timely basis.

Information on non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.” This press release will be available on our website at www.sbasite.com.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 226-9232, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

Non-GAAP Financial Measures

Segment Operating Profit and Segment Operating Profit Margin

This press release includes disclosures regarding our Site Leasing Segment Operating Profit and Site Development Segment Operating Profit, which are non-GAAP financial measures. Each respective Segment Operating Profit is defined as segment revenue less segment cost of revenue (excluding depreciation, accretion and amortization) and Segment Operating Profit Margin is defined as Segment Operating Profit divided by segment revenue. Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments. Segment Operating Profit and Segment Operating Profit Margin are, in our opinion, indicators of the operating performance of our site leasing and site development segments and each is used to provide management with the ability to monitor the operating results and margin of each segment, while excluding the impact of depreciation, accretion and amortization, which is largely fixed. Segment Operating Profit and Segment Operating Profit Margin are not intended to be alternative measures of revenue, segment gross profit or segment gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Segment Operating Profit and Segment Operating Profit Margin have certain material limitations. Specifically these measurements do not include depreciation, accretion or amortization expense. As we use capital assets in our business, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation, accretion and amortization expense has material limitations. We compensate for these limitations by using Segment Operating Profit and Segment Operating Profit Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the operating performance of our segments.

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site leasing segment		Site development segment
	For the three months ended June 30,		For the three months ended June 30,
	2007	2006	2007	2006
	(in thousands)
Segment revenue	$79,552	$62,314	$20,737	$25,062
Segment cost of revenue (excluding depreciation, accretion and amortization)	(21,202)	(17,167)	(18,048)	(23,009)

Segment operating profit	$58,350	$45,147	$2,689	$2,053

Segment operating profit margin (1)	73.3%	72.5%	13.0%	8.2%

(1)	Segment operating profit margin for a particular quarterly period is segment operating profit divided by segment revenue.

Tower Cash Flow and Tower Cash Flow Margin

This press release, including our 2007 Outlook includes disclosures regarding Tower Cash Flow and Tower Cash Flow Margin, which are non-GAAP financial measures. Tower Cash Flow is defined as Site Leasing Segment Operating Profit excluding non-cash leasing revenue and non-cash ground lease expense and Tower Cash Flow Margin is defined as Tower Cash Flow divided by the sum of site leasing revenue minus non-cash site leasing revenue. We discuss these non-GAAP financial measures because we believe these items are indicators of performance of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation often used by lenders to determine the availability of credit for our Company. Neither Tower Cash Flow nor Tower Cash Flow Margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Tower Cash Flow and Tower Cash Flow Margin have certain material limitations. Specifically these measurements do not include leasing revenue of a non-cash nature and ground lease expense of a non-cash nature. Because these non-cash leasing revenue and non-cash ground lease expenses reflect the straight-line impact of the tenant leases and ground leases associated with our site leasing operations, any measure that excludes these non-cash items has material limitations. We compensate for these limitations by using Tower Cash Flow and Tower Cash Flow Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the profitability of our site leasing operations.

The reconciliation of Tower Cash Flow is as follows:

	For the three months ended June 30,
	2007	2006
	(in thousands)
Site leasing revenue	$79,552	$62,314
Site leasing cost of revenue (excluding depreciation, accretion and amortization)	(21,202)	(17,167)

Site leasing segment operating profit	58,350	45,147
Non-cash leasing revenue	(2,168)	(1,340)
Non-cash ground lease expense	1,826	2,003

Tower Cash Flow(1)	$58,008	$45,810

(1)	Tower Cash Flow for the three months ended September 30, 2007 and fiscal year 2007 will be calculated in the same manner.

The calculation of Tower Cash Flow Margin is as follows:

	For the three months ended June 30,
	2007	2006
	(in thousands)
Site leasing revenue	$79,552	$62,314
Non-cash leasing revenue	(2,168)	(1,340)

Site leasing revenue minus non-cash revenue	$77,384	$60,974

Tower Cash Flow	$58,008	$45,810

Tower Cash Flow Margin(1)	75.0%	75.1%

(1)	Tower Cash Flow Margin for the three months ended September 30, 2007 and fiscal year 2007 will be calculated in the same manner.

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

This press release, including our 2007 Outlook, includes disclosures regarding Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, provision for taxes, depreciation, accretion and amortization, asset impairment and other charges, non-cash compensation, loss from write-off of deferred financing fees and extinguishment of debt, and other expense and excluding non-cash leasing revenue, non-cash ground lease expense, other income and one-time costs related to transition and integration costs in connection with the AAT acquisition. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability and performance of our core operations and reflect the changes in our operating results. Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by the sum of total revenue minus non-cash leasing revenue. In addition, Adjusted EBITDA is a component of the calculation often used by lenders to determine the availability of credit for our Company. Neither Adjusted EBITDA, Annualized Adjusted EBITDA nor Adjusted EBITDA Margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Adjusted EBITDA, Annualized Adjusted EBITDA and the Adjusted EBITDA Margin have certain material limitations, including the following:

* They do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

* They do not include depreciation, accretion and amortization expense. As we use capital assets, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes depreciation, accretion and amortization expense has material limitations;

* They do not include provision for taxes. Because the payment of taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations;

* They do not include non-cash expenses such as asset impairment and other charges, non-cash compensation, other expense/income, non-cash leasing revenue and non-cash ground lease expense. Because these non-cash items are a necessary element of our costs and our ability to generate profits, any measure that excludes these non-cash items has material limitations.

* They do not include one-time costs related to transition and integration costs incurred in connection with the AAT acquisition. Because these items are indicative of actual expenses incurred by the Company, any measure that excludes these costs has material limitations.

We compensate for these limitations by using Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin as only three of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

The reconciliation of Adjusted EBITDA and the calculation of Annualized Adjusted EBITDA are as follows:

	For the three months ended June 30,
	2007	2006
	(in thousands)
Net loss	$(15,072)	$(75,638)
Interest income	(3,273)	(955)
Interest expense	25,398	25,302
Depreciation, accretion and amortization	41,650	32,885
Provision for taxes(1)	290	471
Loss from write-off of deferred financing fees and extinguishment of debt	431	53,838
Non-cash compensation	2,172	1,496
Non-cash leasing revenue	(2,168)	(1,340)
Non-cash ground lease expense	1,826	2,003
Other	226	76
AAT one-time transition and integration expense	—	1,306

Adjusted EBITDA(2)	$51,480	$39,444

Annualized Adjusted EBITDA(3)	$205,920	$157,776

(1)

For the three months ended June 30, 2007 and June 30, 2006, these amounts included $189 and $274, respectively, of franchise taxes reflected on the Statement of Operations in selling, general and administrative expenses.

(2)	Adjusted EBITDA for the three months ended September 30, 2007 and fiscal year 2007 will be calculated the same way.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended June 30,
	2007	2006
	(in thousands)
Total revenues	$100,289	$87,376
Non-cash leasing revenue	(2,168)	(1,340)

Total revenue minus non-cash revenue	$98,121	$86,036

Adjusted EBITDA	$51,480	$39,444

Adjusted EBITDA Margin(1)	52.5%	45.8%

(1)	Adjusted EBITDA Margin for the three months ended September 30, 2007 and fiscal year 2007 will be calculated in the same manner.

Net Debt and Leverage Ratio

This press release includes disclosures regarding Net Debt and Leverage Ratio. Net Debt is defined as debt minus cash and cash equivalents, short-term restricted cash and short-term investments. Leverage Ratio is defined as Net Debt divided by Annualized Adjusted EBITDA. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition. The non-GAAP measurements of Net Debt and Leverage Ratio have certain material limitations.

Specifically these measurements exclude cash and cash equivalents, short-term restricted cash and short-term investments thereby reducing our debt position. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations. In addition, since a component of our Leverage Ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. We compensate for these limitations by using Net Debt and our Leverage Ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

The calculations of Net Debt and Leverage Ratio are as follows:

June 30, 2007
(in thousands)
Long-term debt	$1,905,000
Less:
Cash and cash equivalents, restricted cash and short-term investments	(228,590)

Net debt	$1,676,410

Divided by:
Annualized Adjusted EBITDA	$205,920

Leverage ratio	8.1x

Equity Free Cash Flow and Equity Free Cash Flow Per Share

This press release, including our 2007 Outlook, also includes disclosures regarding Equity Free Cash Flow and Equity Free Cash Flow Per Share which are non-GAAP financial measures. Equity Free Cash Flow is defined as Adjusted EBITDA minus net interest expense, non-discretionary cash capital expenditures and cash taxes paid. Equity Free Cash Flow Per Share is defined as Equity Free Cash Flow divided by the weighted average shares outstanding for the period. We discuss Equity Free Cash Flow and Equity Free Cash Flow Per Share because we believe that these measures are indicators of the amount of cash produced by our business and thus reflects the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with GAAP. Equity Free Cash Flow Per Share is not intended to be an alternative measure of earnings per share as determined in accordance with GAAP.

The use of Equity Free Cash Flow and Equity Free Cash Flow Per Share has certain material limitations. Specifically these measurements do not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these types of capital expenditures are an integral part of our plans for growth, any measure that excludes these items has material limitations. Furthermore, as the calculations of Equity Free Cash Flow and Equity Free Cash Flow Per Share are based on our Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. In addition, by using Adjusted EBITDA as the starting point rather than cash flow from operating activities, timing differences on the cash receipts and disbursements of a number of items, primarily in working capital, are not captured. We compensate for these limitations by using Equity Free Cash Flow and Equity Free Cash Flow Per Share as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our cash flow from operations.

The reconciliation of Equity Free Cash Flow is as follows:

	For the three months ended June 30,
	2007	2006
	( in thousands)
Adjusted EBITDA	$51,480	$39,444
Net interest expense(1)	(20,044)	(21,244)
Non-discretionary cash capital expenditures	(1,777)	(1,551)
Cash taxes paid	(615)	(216)

Equity free cash flow(2)	$29,044	$16,433

(1)	Excludes amortization of deferred financing fees and interest rate hedging benefits, and 2006 includes non-cash accretion on 9 3/4% senior discount notes.
(2)	Equity free cash flow for the three months ended September 30, 2007 and fiscal year 2007 will be calculated in the same manner.

The calculation of Equity Free Cash Flow Per Share is as follows:

	For the three months ended June 30,
	2007	2006
	(in thousands except per share amounts)
Equity Free Cash Flow	$29,044	$16,433
Divided by:
Weighted average number of common shares	103,160	98,138

Equity Free Cash Flow Per Share	$0.28	$0.17

CONSOLIDATED STATEMENTS OF OPERATIONS

($’s in thousands, except per share amounts)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Revenues:
Site leasing	$79,552	$62,314	$156,062	$107,343
Site development	20,737	25,062	40,035	48,837

Total revenues	100,289	87,376	196,097	156,180

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Site leasing	21,202	17,167	41,790	29,498
Site development	18,048	23,009	34,926	44,941
Selling, general and administrative(1) (2)	11,578	11,495	22,402	20,423
Depreciation, accretion and amortization	41,650	32,885	81,943	54,181

Total operating expenses	92,478	84,556	181,061	149,043

Operating income	7,811	2,820	15,036	7,137

Other income (expense):
Interest income	3,273	955	4,499	1,808
Interest expense(3)	(23,176)	(20,349)	(46,172)	(28,698)
Non-cash interest expense	—	(1,580)	—	(6,845)
Amortization of deferred financing fees	(2,222)	(3,373)	(4,014)	(4,249)
Write-off of deferred financing fees and extinguishment of debt	(431)	(53,838)	(431)	(53,838)
Other	(226)	(76)	(191)	212

Total other expense	(22,782)	(78,261)	(46,309)	(91,610)

Loss before provision for income taxes	(14,971)	(75,441)	(31,273)	(84,473)
Provision for income taxes	(101)	(197)	(193)	(370)

Net loss	$(15,072)	$(75,638)	$(31,466)	$(84,843)

(1)	Includes $2,095, $1,460, $3,452 and $2,484 of non-cash compensation for the three months ended June 30, 2007 and 2006 and for the six months ended June 30, 2007 and 2006, respectively.
(2)	Includes $5 of AAT one-time integration expenses for the six months ended June 30, 2007 and $1,306 for the three and six months ended June 30, 2006.
(3)

Includes $141 and $270 of impact of interest rate hedges for the three months ended June 30, 2007 and 2006, respectively, and $283, and $1,134 for the six months ended June 30, 2007 and 2006, respectively.

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Basic and diluted loss per common share	$(0.15)	$(0.77)	$(0.30)	$(0.92)

Weighted average number of common shares	103,160	98,138	104,406	91,951

	For the three months ended June 30,
Other Data:	2007	2006
Tower Cash Flow	$58,008	$45,810

Adjusted EBITDA	$51,480	$39,444

Equity Free Cash Flow	$29,044	$16,433

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$97,534	$46,148
Short term investments	101,295	—
Restricted cash	29,761	34,403
Accounts receivable, net of allowances of $1,414 and $1,316 in 2007 and 2006, respectively	19,621	20,781
Other current assets	28,774	26,275

Total current assets	276,985	127,607

Property and equipment, net	1,119,582	1,105,942
Intangible assets, net	754,412	724,872
Deferred financing fees, net	37,560	33,221
Other long-term assets	64,965	54,650

Total assets	$2,253,504	$2,046,292

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$24,030	$27,346
Interest payable	4,011	4,056
Other current liabilities	30,502	26,952

Total current liabilities	58,543	58,354

Long-term liabilities:
Long-term debt	1,905,000	1,555,000
Deferred revenue	5,756	1,992
Other long-term liabilities	49,334	45,025

Total long-term liabilities	1,960,090	1,602,017

Shareholders’ equity	234,871	385,921

Total liabilities and shareholders’ equity	$2,253,504	$2,046,292

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,072)	$(75,638)
Depreciation, accretion and amortization	41,650	32,885
Other non-cash items reflected in Statements of Operations	4,764	6,258
Loss from write-off of deferred financing fees and extinguishment of debt	431	53,838
Changes in operating assets and liabilities	(5,041)	(7,295)

Net cash provided by operating activities	26,732	10,048

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(120,500)	—
Sale of short-term investments	19,500	—
Acquisition of AAT Communications Corp., net of cash acquired	—	(643,329)
Capital expenditures	(7,507)	(7,037)
Acquisitions and related earn-outs	(43,920)	(12,429)
Proceeds from sale of fixed assets	32	37
Payment of restricted cash relating to tower removal obligations	(647)	(2,425)

Net cash used in investing activities	(153,042)	(665,183)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bridge financing, net of fees paid	—	1,088,802
Fees paid relating to equity offering	—	(563)
Release (payment) of restricted cash relating to CMBS Notes	1,638	(179)
Deferred financing fees paid relating to 0.375% convertible senior notes	(610)	—
Deferred financing fees paid relating to CMBS Notes	(33)	(217)
Proceeds from employee stock purchase/option plans	3,365	2,297
Payment of financing fees for senior credit facility	—	(39)
Repurchases of 9 3/4% senior discount notes	—	(251,826)
Repurchases of 8 1/2% senior notes	—	(181,418)

Net cash provided by financing activities	4,360	656,857

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(121,950)	$1,722

CASH AND CASH EQUIVALENTS:
Beginning of period	219,484	59,874

End of period	$97,534	$61,596

	For the three months ended June 30, 2007	For the six months ended June 30, 2007
	(in thousands)
SELECTED CASH CAPITAL EXPENDITURE DETAIL:

Tower new build construction	$4,708	$7,456

Operating tower construction:
Tower upgrades/augmentations	1,022	2,511
Maintenance/improvement capital expenditures	1,588	2,612

	2,610	5,123

General corporate expenditures	189	699

	$7,507	$13,278